Exhibit 10.21

ADDENDUM #3

AGREEMENT made this 16th day of August, 2007, between REGENCY PARK CORPORATION, INCORPORATED, a North Carolina corporation having its principal place of business in Cary, North Carolina (the “Landlord”), and CICERO, INC., a  Delaware  corporation, successor by merger to the interests of Level 8 Systems Inc.  a Delaware corporation (hereinafter referred to as the “Original Tenant”) having its principal place of business in Princeton, New Jersey (Cicero, Inc. being hereinafter referred to as the “Tenant”).

W I T N E S S E T H:

WHEREAS, the Landlord and Original Tenant entered into a written Lease Agreement dated November 07, 2003, (herein called the “Lease”),  whereby the Landlord leased Premises to the Original Tenant in a building at 8000 Regency Parkway,  Suite 542, Cary, North Carolina (herein called the “Building”); and Addendum #1 dated July 07, 2005; and Addendum #2 dated January 31, 2007; and

WHEREAS, The Tenant wishes to expand it’s Premises in the Building and extend the lease Term; and is the successor in interest to the interests of the Original Tenant under the Lease by operation of law, and has agreed to execute this document confirming its assumption of all of the Original Tenant’s obligations under the Lease.

NOW, THEREFORE, it is hereby mutually agreed as follows:

1.	The Term of the Lease shall be extended to December 31, 2010 and the tenant shall have the right to expand into the Expansion Premises as shown on Exhibit A attached hereto.

2.
The Annual Rental due under Article 2.01 ANNUAL RENTAL of the Lease Agreement shall be Fifty-Six Thousand One Hundred Sixty-Three and 96/100 Dollars ($56,163.96) payable in equal monthly installments of Four Thousand Six Hundred Eighty and 33/100 Dollars ($4,680.33) in advance, on or before the first day of each calendar month, commencing January 01, 2008, extending throughout and including December 31, 2008.

The Annual Rental due under Article 2.01 ANNUAL RENTAL of the Lease Agreement shall be Fifty-Six Thousand Nine Hundred Three and 00/100 Dollars ($56,903.00) payable in equal monthly installments of Four Thousand Seven Hundred Forty-One and 92/100 Dollars ($4,741.92) in advance, on or before the first day of each calendar month, commencing January 01, 2009, extending throughout and including December 31, 2009

The Annual Rental due under Article 2.01 ANNUAL RENTAL of the Lease Agreement shall be Fifty-Nine Thousand One Hundred Twenty and 00/100 Dollars ($59,120.00) payable in equal monthly installments of Four Thousand Seven Hundred Forty-One and 92/100 Dollars ($4,926.67) in advance, on or before the first day of each calendar month, commencing January 01, 2010, extending throughout and including December 31, 2010

3.
Subject to approval by the Board of Directors of CICERO, INC. no later than November 01, 2007, the Tenant shall have the right to lease the adjoining Two Thousand Eighty-Two (2,082) square feet. Should the Tenant receive said Board approval, and notify Landlord in writing of same on or before November 01, 2007, Landlord shall commence the Tenant improvements in the Expansion Premises in accordance with paragraph F of that letter of proposal dated July 26, 2007, restated here: FIT-UP: The landlord, at it’s cost, shall do the improvement to the adjacent new Premises in accordance with a plan provided by IS Design, mutually agreed upon by the Tenant and the Landlord. The Tenant shall be responsible for all furniture, fittings and equipment, including cable, data and telecom wiring.

Upon approval by the Board of Directors of CICERO, INC. for the acquisition of the Expansion Premises, to include the adjoining Two Thousand Eighty-Two (2,082) square feet, to create a total Premises of Five Thousand Thirty-Eight (5,038) square feet, known as Suite 542, Annual Rental due, commencing January 01, 2008 for the newly combined space shall be as follows:

Annual Rental due Ninety-Five Thousand, Seven Hundred Twenty-Two and 00/100 Dollars ($95,722.00) payable in equal monthly installments of Seven Thousand Nine Hundred Seventy-Six and 83/100 Dollars ($7,976.83) in advance, on or before the first day of each calendar month, commencing January 01, 2008, extending throughout and including December 31, 2008.

Annual Rental due Ninety-Six Thousand, Nine Hundred Eighty-One and 50/100 Dollars ($96,981.50) payable in equal monthly installments of Eight Thousand Eighty-One and 79/100 Dollars ($8,081.79) in advance, on or before the first day of each calendar month, commencing January 01, 2009, extending throughout and including December 31, 2009.

Exhibit 10.21

Annual Rental due One Hundred Thousand, Seven Hundred Sixty and 00/100 Dollars ($100,760.00) payable in equal monthly installments of Eight Thousand Three Hundred Ninety-Six and 67/100 Dollars ($8,396.67) in advance, on or before the first day of each calendar month, commencing January 01, 2010, extending throughout and including December 31, 2010.

4.
If said Expansion of Premises is NOT APPROVED by the Board of Directors of CICERO, INC. by the specified aforementioned date, CICERO, INC. shall pay to the Landlord the Rental due on Five Thousand Thirty-Eight (5,038) square feet for the period from January 01, 2008 through and including April 30, 2008. No improvements to the Expansion Premises shall commence without the written aforementioned approval by the Board of Directors of CICERO, INC. The Landlord will use its best efforts to lease the Expansion Premises of Two Thousand Eighty-Two (2,082) square feet during this same period. If the Landlord, is able to Lease the Expansion Premises of Two Thousand Eighty-Two (2,082) square feet prior to April 01, 2008 then at such time as the Substitute Tenant occupies said Expansion Premises prior to April 30, 2008, CICERO, INC. shall be relieved of its obligations for the Expansion Premises from such date as the Substitute Tenant takes occupancy.

Except as herein modified, the Lease and its Addendum shall continue in full force and effect.

IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto as of the day and year first above written.

REGENCY PARK CORPORATION, INCORPORATED
Landlord
(Corporate Seal)

By:
Eric M. Salomon
ATTEST:		Vice President

Audrey Tuck
Assistant Secretary

Cicero, Inc.
(Corporate Seal)	Tenant

By:

Title:
ATTEST/WITNESS:

Exhibit 10.21

EXHIBIT A